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                             [MAXXIM MEDICAL LOGO]

           TERMS OF RETENTION AGREEMENT/ADDENDUM TO SUMMARY TERMS OF
                            EMPLOYMENT AS OF 9-20-2000

                                November 1, 2001

I.   Employer/Company: Maxxim Medical, Inc.

II.  Employee: Paulee C. Day

III. Title: Corporate Vice President, General Counsel and Secretary

IV.  Guaranteed Term of Employment: November 1, 2001 - October 31, 2002

V. Guaranteed Annual Base Salary: no less than $130,000, to be paid in bi-weekly installments

VI.  Retention Bonus: Employee shall receive the following:

     A. Continuation of benefits in effect as of Employee's last day of employment at Company's expense for twelve (12) months, which shall commence on the day immediately following Employee's last day of employment with the Company,
     B. Twelve (12) months' salary, based on Annual Base Salary above or the annual salary then in effect, whichever is higher, due and payable as follows:
          1. The first six (6) months of the Retention Bonus shall be paid to Employee immediately upon execution hereof. Such amount shall vest ratably with each day that Employee is employed by Company beginning on November 1, 2001 and ending six (6) months later, on April 30, 2002, at which time the entire amount shall be fully vested. In the event that Employee voluntarily terminates her employment with Company prior to April 30, 2002, Employee shall repay to Company the unvested portion of such payment. Provided, however, that if Employee's reasons for terminating her employment are those described in Section VI(B)(2)(iii) or Section VI(B)(2)(iv) immediately below, all amounts shall immediately vest and no payment shall be due to the Company by Employee.
          2. The final six (6) months of the Retention Bonus, such amount to be no less than $65,000, shall be paid immediately upon the earlier of:
               (i)   November 1, 2002;
               (ii) at such time that Employer terminates employment of Employee on or before October 31, 2002 without "Good
                     Cause" as defined in Section VII below;
               (iii) upon Employee's termination of employment following a substantial change in the job duties, office location or condition of employment as in effect as of the date hereof; or
               (iv) upon Employee's termination of employment following a breach of the terms of this Agreement by Employer or a change in any of the terms hereof without Employee's prior written consent.